Exhibit 10.15

AGREEMENT

This agreement ("Agreement") is made as of January 24, 2002, by and between Kenneth Hegemann (an "individual) and Remedent USA, Inc. (the "Company"):

1.            Repayment of Liabilities to Individual and Related Parties

The parties hereby agree to the full satisfaction of the amounts due to individual and related parties, as listed in Exhibit I, with the issuance of shares of common stock in the Company at a price of $0.50/share, except as below:

         * Satisfaction of $63,000 of the indebtedness to individual shall be repaid in cash at a rate to be determined at a future date.

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                  Exhibit I

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Due to Related Parties
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
KH/RI personal credit card                    26,245
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Advance from CRA Labs (KH)                    23,063
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Advance from KH                               63,000                         112,308
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Accrued Payroll
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KH/RI/RH payroll/payroll taxes               384,362                         384,362
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Accrued Interest
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KH/RI on accrued payroll                      35,933
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CRA Labs on advances                           2,947                          38,880
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                                                                          $  535,550
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